Exhibit 10.9

AIR Limited

RULES OF THE AIR

MANAGEMENT INCENTIVE PLAN

Adoption date: May 2024

Amended: September 2025

SLAUGHTER AND MAY

One Bunhill Row

London EC1Y 8YY

Ref: PRL/AZUM

584697409

The AIR Management Incentive Plan

Introduction

An Award under the Plan is a conditional right to receive Shares or cash, and can take the form of:

•
an Annual Bonus;
•
a Long-Term Incentive Award;
•
a Milestone Award; or
•
a Retention Award.

The above categories are not exhaustive.

Awards may be (but need not be) subject to one or more Performance Conditions.

Following Vesting, Awards will be satisfied by (i) the issue of new Shares to the Participant; (ii) the transfer of Shares or Treasury Shares to the Participant; (iii) the transfer of the beneficial interest in the Shares to the Participant; or (iv) the payment of cash to the Participant.

This introduction does not form part of the Plan rules.

Definitions

In these rules:

“Acquiring Company” has the meaning given in rule 8.3.1;

“Annual Bonus” means an Award granted under the terms of Schedule 1;

“Award” means a conditional right granted under the Plan to automatically receive Shares (or the beneficial interest in Shares), or, where specified in accordance with the Plan rules, cash;

“Award Certificate” has the meaning given in rule 1.5.1;

“Award Date” means the date which the Committee specifies for the grant of an Award;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London;

“Committee” means, subject to rule 8.4, the board of directors of the Company, its remuneration committee, or any other sub-committee or person duly authorised by the board;

“Company” means AIR Limited, a company incorporated in Jersey with company number 129914;

“Control” means, in relation to a body corporate, the power of a person to secure by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or as a result of any powers conferred by the articles of association, or other document regulating that or any other body corporate, that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

“Data Protection Laws” means any applicable laws relating to, or impacting on, the processing of information relating to living persons, including (to the extent applicable) the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) and any equivalent legislation in any relevant jurisdiction;

“Dealing Restrictions” means any restrictions relating to dealing in Shares imposed by statute, order, regulation or Government directive or any dealing code adopted by the Company;

“Dividend Equivalent Payment” has the meaning given in rule 4.3;

“EBT” means an employee benefit trust established by a current or former Group Member for the benefit of (among others) the Group’s current and former employees and officers;

“Eligible Employee” means an individual who is, on the Award Date, a current employee of the Company or any Subsidiary;

“Expected Vesting Date” means the date specified under rule 1.7.6 on which the Award will normally Vest in accordance with the Plan rules;

“Financial Year” means a financial year of the Company (which, unless amended by the Board, runs from 1 January to 31 December in any given year);

“Group Member” means:

(i)
the Company;
(ii)
its Subsidiaries from time to time; and
(iii)
any other company which is associated with the Company and is so designated by the Committee,

and “Group” will be construed accordingly;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003, as amended from time to time;

“Listing Rules” means the rules relating to admission to the Official List, as amended from time to time;

“London Stock Exchange” means the London Stock Exchange or any successor entity;

“Long-Term Incentive Award” means an Award granted under the terms of Schedule 2;

“Market Value” means:

(i)
if a Qualifying Listing has taken place, (i) the closing middle-market quotation (as quoted by Bloomberg or, if unavailable, an alternative reputable publication) of a Share on the Business Day before the relevant date or (ii) if the Committee so determines, such closing middle-market quotation for any other Business Day (or the average of such closing middle-market quotations for any Business Days) occurring before the relevant date, as the Committee may determine, provided that such Business Days do not fall within any period when Dealing Restrictions apply to the Participant in respect of the Award or the Shares subject to the Award, in each case on the stock exchange on which the Qualifying Listing occurred; or
(ii)
if no Qualifying Listing has taken place, or if a Qualifying Listing has taken place and the Company has subsequently ceased to be listed on the relevant stock exchange, the Committee will use the last share price determined by Kingsway’s most recent independent valuation of the Company (or such other measure of a Share’s market value as the Committee, acting reasonably, may determine);

“Milestone Award” means an Award granted under the terms of Schedule 3;

“Official List” means the list maintained by the Financial Conduct Authority for the purposes of section 74(1) of the Financial Services and Markets Act 2000, as amended from time to time;

“Original Entitlements Forfeited” means, in relation to a Recruitment Award, any conditional or unconditional entitlements forfeited by an Eligible Employee as a result of the Eligible Employee leaving the Eligible Employee’s former employer;

“Participant” means a person holding an Award or that person’s personal representatives (or, in relation to rule 5, a person who has held an Award or that person’s personal representatives);

“Performance Conditions” means any performance conditions imposed under rule 1.3;

“Performance Period” means the period in respect of which the Performance Conditions are to be satisfied as determined by the Committee in accordance with rule 1.3;

“Plan” means the plan constituted by these rules known as “The AIR Management Incentive Plan”, as amended from time to time;

“Pro-Rating Period” means:

(i)
subject to (iii) below, in relation to an Award subject to a Performance Condition, the Performance Period;
(ii)
subject to (iii) below, in relation to an Award which is not subject to a Performance Period, the period beginning on the Award Date and ending on the Expected Vesting Date;
(iii)
in relation to an Award which is a Recruitment Award, the period over which the Original Entitlements Forfeited would have been time pro-rated in accordance with their terms (had they not lapsed) or such other period as the Committee may determine on or before the Award Date;

“Qualifying 100 Per Cent. Disposal” means:

(i)
completion of a transaction wherein a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser) acquires Shares or voting power on arm’s length terms and, on completion of such transaction, holds or controls in aggregate 100 per cent. of the Shares or voting power in relation to the Company;
(ii)
court sanction of a compromise or arrangement in connection with the acquisition of Shares resulting in a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser) acquiring Shares or voting power on arm’s length terms and, on completion of such compromise or arrangement, holding in aggregate 100 per cent. of the Shares or voting power in relation to the Company; or
(iii)
completion of a transaction wherein the Company disposes of all of the business and assets comprising the Company’s business to a person other than a member of the Group;

“Qualifying Disposal” means the earliest to occur of a Qualifying 100 Per Cent. Disposal or a Qualifying Majority Disposal;

“Qualifying Listing” means:

(i)
the admission of any part of the share capital of the Company or any holding company of the Company to the Official List becoming effective in accordance with paragraph 3.2.7G of the Listing Rules and such shares’ admission to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with paragraph 2.1 of the Admission and Disclosure Standards of the London Stock Exchange; or
(ii)
the grant of permission for dealings therein on AIM (a market of the London Stock Exchange); or

(iii)
the admission of any part of the share capital of the Company or any holding company of the Company to listing on the NASDAQ or New York Stock Exchange; or
(iv)
the admission of any part of the share capital of the Company or any holding company of the Company to listing on the Abu Dhabi Securities Exchange, the Dubai Financial Market or Nasdaq Dubai; or
(v)
the admission of any part of the share capital of the Company or any holding company of the Company to listing on any stock exchange, where the Committee determines, acting reasonably, that constitutes a Qualifying Listing for the purposes of the Plan; or
(vi)
the completion of a business combination with a publicly listed special purpose acquisition company (“SPAC Transaction”), whether through merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination

“Qualifying Majority Disposal” means:

(i)
completion of a transaction, other than a Qualifying 100 Per Cent. Disposal, wherein a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser but not being either: (a) a legal or beneficial holder or holders of at least one per cent of the Shares as at 1 January 2024; or (b) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change) acquires Shares or voting power on arm’s length terms and, on completion of such transaction, holds or controls in aggregate more than 50 per cent. of the Shares or voting power, or the power to appoint a majority of board members, in relation to the Company; or
(ii)
court sanction of a compromise or arrangement, other than a Qualifying 100 Per Cent. Disposal, in connection with the acquisition of Shares resulting in a person (or a group of persons acting in concert) (such person(s) being a bona fide purchaser but not being either: (b) a legal or beneficial holder or holders of at least one per cent of the Shares as at 1 January 2024; or (b) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change) acquiring Shares or voting power on arm’s length terms and, on completion of such transaction holds or controls in aggregate more than 50 per cent. of the Shares or voting power, or the power to appoint a majority of board members, in relation to the Company;

“Recovery Period” has the meaning given in rule 5.1;

“Recruitment Award” means an Award granted in connection with an Eligible Employee’s recruitment to the Company or one of its Subsidiaries to compensate the Eligible Employee for any Original Entitlements Forfeited;

“Retention Award” means an Award granted under the terms of Schedule 4;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Subsidiary” means a company:

(i)
in relation to which the Company (a) holds a majority of voting rights in it; or (b) is a shareholder of it and has the right to appoint a majority of its board of directors; or (c) is a shareholder of it and controls alone, or pursuant to an agreement with other shareholders, a majority of the voting rights in it; or
(ii)
which is a Subsidiary of a company (within the meaning of (i) above, mutatis mutandis) which is itself a Subsidiary of the Company;

“Summary Dismissal” means, in relation to a Participant the termination of the Participant’s employment with a Group Member as a result of, or in connection with, any of the following reasons, regardless of whether or not the reason justifies the Participant’s summary dismissal under any applicable legislation:

(i)
negligence causing material harm to the Group or a material part of it;
(ii)
dishonesty, wilful default or fraud;
(iii)
a breach of the Participant’s fiduciary duties to any member of the Group;
(iv)
conviction for a criminal offence (other than a road traffic offence for which a non-custodial sentence is imposed or a strict liability offence under planning legislation); or
(v)
circumstances where the summary termination provisions of the Participant’s employment contract with any Group Member are applied in good faith and in accordance with their terms, or where the relevant Group Member would have been entitled to apply them (where “summary termination provisions” means provisions pursuant to which the employer can terminate the Participant’s employment with immediate effect without any requirement to make a payment in lieu of notice);

“Total Shareholder Return” is calculated as TSR = ((P1 – P0) + D) / P0 whereas

(vi)
P1 is the ending stock price at the third anniversary of Qualifying Listing; P0 is the initial stock price at time of Qualifying Listing; and D is the dividend per share paid during the course of the three year period commencing from IPO
(vii)
New share issuances and Share repurchases which occur after the target set will be taken into consideration and offset for the purposes of assessing overall TSR performance

“Treasury Shares” has the same meaning as under Article 1(1) of the Companies (Jersey) Law 1991;

“Vest” means the Participant becoming entitled to receive the Shares (or in the beneficial interest in the Shares) which are subject to that Award, or, where relevant, cash, and “Vesting”, “Vested” and “Unvested” will be construed accordingly; and

“Vesting Date” means the date on which an Award Vests.

References in the Plan rules to any statutory provision are to that provision as amended or re-enacted from time to time (and any regulations made under it), and, unless the context otherwise requires, words in the singular will include the plural and vice versa.

1.
Grant of Awards
1.1.
Eligibility

The Committee may, subject to any Dealing Restrictions, grant an Award to any Eligible Employee.

1.2.
Timing of Award

An Award may not be granted on any date on which the grant of that Award would be contrary to any Dealing Restrictions.

1.3.
Performance Conditions
1.3.1.
When granting an Award, the Committee may make its Vesting conditional on the satisfaction of one or more conditions determined by the Committee linked to the performance of the Company.
1.3.2.
Any Performance Conditions must be specified at the Award Date. The Committee may amend a Performance Condition either:
(i)
in accordance with its terms; or
(ii)
if any circumstances occur which cause the Committee to consider it appropriate,

provided that the Committee considers that any amended Performance Condition will not be materially less or more challenging to satisfy than the original condition would have been but for such circumstances occurring.

1.3.3.
When the Committee grants an Award which is subject to one or more Performance Conditions, the Committee must also determine the Performance Period relating to such Performance Conditions.
1.4.
Other conditions
1.4.1.
The Committee may impose other conditions additional to the Plan rules on the Vesting of an Award, provided that they are specified at the Award Date.
1.4.2.
The Committee may waive or amend any such condition.
1.5.
Award Certificate
1.5.1.
Each Participant will receive a certificate (in such form as the Committee may determine) specifying the terms of an Award as soon as reasonably practicable after the Award Date (an “Award Certificate”). The Award Certificate may be the deed referred to in rule 1.7 or any other document determined by the Committee. The Award Certificate may be distributed in hard copy, by email or by any other electronic means. If any Award Certificate is lost or damaged the Company may replace it on such terms as it determines.
1.5.2.
Unless the Committee determines otherwise, a Participant must, before a date determined by the Committee and notified to the Participant, agree in writing to be bound by the Plan rules and the terms of the Award Certificate. If the Participant does not do so, the Committee may determine that either:
(i)
the Award lapses; or
(ii)
the Award will not Vest until the Participant does so agree in writing.
1.6.
No payment

A Participant is not required to pay for the grant of any Award.

1.7.
Terms of Awards

Awards must be granted by deed in such form as the Committee determines. The terms of the Award, as determined by the Committee, must be specified in the deed. These should include:

1.7.1.
whether the Award is:
(i)
an Annual Bonus; or
(ii)
a Long-Term Incentive Award;
(iii)
a Milestone Award; or
(iv)
a Retention Award,

and whether the Award is a Recruitment Award;

1.7.2.
the number of Shares subject to the Award, or the mechanism by which the number of Shares subject to the Award is to be calculated;
1.7.3.
the Award Date;
1.7.4.
the Performance Conditions, if applicable;
1.7.5.
any other condition imposed under rule 1.4;
1.7.6.
the Expected Vesting Date;
1.7.7.
whether and on what basis rule 1.9 applies to the Award;
1.7.8.
in relation to a Recruitment Award, the Pro-Rating Period;
1.7.9.
whether the Award will be satisfied in cash in accordance with rule 4.4 (and, if so, the currency in which the Award is to be satisfied); and
1.7.10.
where relevant, specifying that the Participant will be entitled to receive a Dividend Equivalent Payment under rule 4.3.
1.8.
Awards in tranches

The Committee may grant an Award in any number of tranches, where the terms (as referred to in rule 1.7) of each tranche are different. In these circumstances, the Plan rules will be interpreted as if each tranche was a standalone Award.

1.9.
Post-tax holding of Shares

The Committee may determine on or before the grant of an Award that, except in the case of death, a Participant may not, without the prior consent of the Committee (and subject to such conditions as the Committee may impose), transfer, assign, charge or otherwise dispose of any Shares in respect of which the Award has Vested or any rights in respect of them until such date as the Committee determines. This rule 1.9 will apply whether or not a Participant ceases (or has ceased) to be employed by any Group Member (unless the Committee, in its absolute discretion, determines otherwise).

2.
Types of Awards

Where an Award is granted as:

(A)
an Annual Bonus, it will be granted subject to the terms of Schedule 1 to these rules;
(B)
a Long-Term Incentive Award, it will be granted subject to the terms of Schedule 2 to these rules;
(C)
an Milestone Award, it will be granted subject to the terms of Schedule 3 to these rules;
(D)
a Retention Award, it will be granted subject to the terms of Schedule 4 to these rules,

and the terms of the relevant Schedule, and any further terms agreed between the Company and the participant in respect of their Annual Bonus, Long-Term Incentive Award, Milestone Award and Retention Award, will be deemed to be incorporated into the relevant deed of grant.

3.
Vesting of Awards
3.1.
Timing of Vesting

Subject to rules 6 and 8, an Award will Vest on the latest of the following:

3.1.1.
the date on which the Committee makes its determination under rule 3.3 of the extent to which Awards will Vest;
3.1.2.
the Expected Vesting Date;
3.1.3.
if required by the Committee, the date on which the Participant enters into and delivers to the Company:
(i)
a deed of accession in respect of the Company’s shareholders’ agreement; and
(ii)
a power of attorney appointing Kingsway FCF Overflow SPC – Segregated Portfolio One as its attorney to exercise all voting rights attaching to shares received by a Participant on Vesting of an Award, should certain conditions be met, in the form specified by the Committee;

3.1.4.
the date on which the Committee determines that any investigation ongoing on the Expected Vesting Date into the conduct or actions of any Participant or any Group Member in connection with the Award has been completed and that it does not wish to undertake any action specified in rule 5 in respect of such investigation;
3.1.5.
where relevant, the date on which the Participant enters into arrangements satisfactory to the Committee to discharge the Participant’s obligations under rule 4.5; and
3.1.6.
the date on which any Dealing Restrictions which would prevent dealing by the Participant in the Shares subject to the Award on the dates specified above cease to apply.

3.2.
Determination of Performance Conditions and other conditions
3.2.1.
Subject to rule 3.2.2 below, as soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Conditions and any other conditions imposed under rule 1.4 have been satisfied.
3.2.2.
Where the Award Vests under rule 6 or 8, the Committee will have the absolute discretion to determine the extent to which the Performance Conditions have been satisfied either:
(i)
up to the date the Participant ceases to be an employee of the Group (where rule 6 applies, and as defined under rule 6.4) or the date on which the relevant corporate event occurs (where rule 8 applies), measured against the most recent information available or information to become shortly available to the Committee at that time, as determined by the Committee; or
(ii)
over the full Performance Period, having regard to actual or projected performance.
3.3.
Extent of Vesting
3.3.1.
The Committee will determine the extent to which an Award will Vest, taking into account:
(i)
the extent to which any Performance Conditions and any other conditions imposed under rule 1.4 have been satisfied; and
(ii)
if the Award is Vesting under rule 6 or 8, unless the Committee determines otherwise, the proportion of the Pro-Rating Period that has elapsed on the date the Participant ceases to be an employee of the Group (where rule 6 applies, and as defined under rule 6.4) or the date on which the relevant corporate event occurs (where rule 8 applies).
3.3.2.
If an Award Vests under rule 6.3 or 8 after the Participant has ceased to be an employee of the Group in accordance with rule 6.2, the factors specified in rule 3.3.1 will, unless the Committee determines otherwise, be assessed by reference to the period ending on the date the Participant has ceased to be an employee of the Group (as defined under rule 6.4).
3.3.3.
To the extent the Committee determines in accordance with rule 3.3.1 that an Award will not Vest it will lapse immediately.
3.3.4.
If an Award lapses under any provision of the Plan it cannot subsequently Vest and a Participant has no rights in respect of it.
3.4.
Section 431 elections

Each Participant who is or is likely to be tax resident in the UK on the Vesting Date irrevocably agrees to enter into an agreement or joint election under section 431(1) or section 431(2) of ITEPA in respect of any Shares the Participant may acquire under an Award, if required to do so by any Group Member on or before the Award’s Vesting Date.

4.
Consequences of Vesting of Awards
4.1.
Vesting

Subject to rules 4.5 and 11.8 and any Dealing Restrictions, the Company will, within 30 days of the Vesting Date of an Award which is to be satisfied in Shares:

4.1.1.
arrange for the transfer (including a transfer out of treasury) of, or issue to the Participant the number of Shares in respect of which the Award has Vested; or
4.1.2.
(at its discretion) arrange for the transfer to the Participant of the beneficial interest in the number of Shares in respect of which the Award has Vested, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant on such terms as the Company and trustee (or nominee) may agree.
4.2.
Rights

Shares issued or transferred to a Participant on the Vesting of an Award will rank equally in all respects with the Shares in issue at the point of issue or transfer, except as specified in the Plan rules. They will not rank for any rights attaching to Shares by reference to a record date before the date of issue or transfer. Where Shares are transferred (including a transfer out of treasury) to a Participant, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date.

Where the beneficial interest of Shares is transferred to a Participant on the Vesting of an Award, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant, the rights attaching to the Shares will be exercisable by the Participant or the trustee/nominee (as appropriate) in accordance with the terms applicable to the relevant EBT or nominee arrangements, as agreed between the Company and trustee or nominee (as appropriate).

4.3.
Dividend Equivalent Payment
4.3.1.
If the Committee so determines in accordance with rule 1.7.10, an Award will include the right to receive, subject to rule 4.5, an amount (a “Dividend Equivalent Payment”) equal in value to the dividends which would have been payable on the number of Shares in respect of which an Award Vests in relation to dividends the record dates for which fall during the period beginning on the Award Date and ending on the Vesting Date.
4.3.2.
The amount of any Dividend Equivalent Payment will be paid in Shares unless the Committee determines it will be paid (in full or in part) in cash. Any Dividend Equivalent Payment will be paid to any relevant Participant as soon as reasonably practicable after the delivery of Shares under rule 4.1. If the Dividend Equivalent Payment is to be paid in Shares, this may be satisfied by the Committee arranging for the transfer to the Participant of the beneficial interest in the relevant number of Shares, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant on such terms as the Company and trustee (or nominee) may agree.
4.3.3.
The Committee may determine that the Dividend Equivalent Payment will assume the re-investment of such Dividend Equivalent Payment on such basis as the Committee determines.
4.3.4.
The Committee may at any time determine to disapply this rule 4.3 in relation to all or part of a special dividend or dividend in specie which may otherwise be covered by this rule 4.3.

4.4.
Alternative ways to satisfy Awards
4.4.1.
The Committee may determine to satisfy all or part of an Award by paying a cash amount (subject to rule 4.5). The Company may determine that Awards will be satisfied in cash on grant in accordance with rule 1.7.9 or at any time subsequently.
4.4.2.
Unless the terms on which an Award is grant specify an alternative mechanism for calculating the cash value of an Award, the cash amount must be equal to the Market Value of the relevant Shares on the Vesting Date.
4.4.3.
For so long as the Company is a private company for the purposes of the Companies (Jersey) Law 1991, and would be subject to the Companies (Jersey) Law 1991 as though it were a public company if it had more than 30 members on its register of members (in accordance with Article 17(2)(a) of the Companies (Jersey) Law 1991), then, in order to ensure that Participants do not count towards the 30 member limit, any Award Vests on or after the Participant’s death or the Participant ceasing to be an employee or director of any Group Member will be satisfied in cash in accordance with rule 4.4.1, unless:
(i)
the Participant or the Participant’s personal representative only receives the beneficial interest in the number of Shares in respect of which the Award has Vested, with the legal title to those Shares being held by a nominee designated by the Company for this purpose; or
(ii)
in circumstances other than the death of the Participant, the Participant already held legal title in other Shares at a time when they were employed by or a director of a Group Member and has continued to be a shareholder in the Company since ceasing to be an employee or a director of a Group Member and until they become entitled to receive the Shares subject to the relevant Award.
4.5.
Withholding

Any current or former Group Member or the trustee of any EBT may (to the extent permitted by law) make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of an Award or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, a Group Member or the trustee. These arrangements may include a reduction in the number of Shares subject to an Award on behalf of the Participant and/or the sale on behalf of the Participant of any of the Shares to which the Participant is entitled under the Plan and the retention of the sale proceeds to meet the liability. References to social security contributions include anything in any jurisdiction which, in the Committee’s opinion, is reasonably comparable to social security contributions.

The Participant authorises the Company to sell on the Participant’s behalf sufficient Shares subject to the Award to discharge any liability to taxation, duties or social security contributions arising in connection with that Award that any current or former Group Member is required to withhold and any related costs associated with that sale. In facilitating such a sale, the Company may appoint a broker of its choosing.

5.
Recovery of Awards
5.1.
Length of Recovery Period
5.1.1.
The period during which the Committee may undertake any of the actions specified in rules 5.3, 5.4 and 5.5 (the “Recovery Period”) will, subject to rule 5.1.2, be the period of five years beginning on the Award Date.
5.1.2.
If an investigation into the conduct or actions of any Participant or any Group Member has started before, but has not been completed by, the end of the Recovery Period, the Committee may, in its absolute discretion, determine that the provisions of rules 5.3, 5.4 and 5.5 may be applied to an Award until such later date as the Committee may determine to allow that investigation to be completed and for the Committee to consider its findings and determine whether it wishes to undertake any action specified in rules 5.3, 5.4 and 5.5.
5.2.
Recovery triggers
5.2.1.
Notwithstanding any other rule of the Plan, if at any time before the end of the Recovery Period there are, in the opinion of the Committee, exceptional circumstances, the Committee may, on such basis as it considers in its absolute discretion to be fair, reasonable and proportionate, undertake any of the actions specified in rules 5.3, 5.4 and 5.5. Such exceptional circumstances include (without limitation):
(i)
a material misstatement in the published results of the Company or the Group or any Group Member;
(ii)
an error in assessing any applicable Performance Conditions, the number of Shares subject to an Award or the cash value of an Award (as applicable to the Award);
(iii)
the assessment of any applicable Performance Conditions, or the determination of the number of Shares subject to an Award or the cash value of an Award (as applicable to the Award) being based on inaccurate or misleading information;
(iv)
misconduct on the part of the Participant concerned;
(v)
where, as a result of an appropriate review of accountability, the Committee determines that the Participant has caused wholly or in part a material loss for the Group as a result of:
(a)
reckless, negligent or wilful actions or omissions; or
(b)
inappropriate values or behaviour;
(vi)
a Group Member is censured by a regulatory body or suffers, in the Committee's opinion, a significant detrimental impact on its reputation, provided that the Committee determines that, following an appropriate review of accountability, the Participant was responsible for, or had management oversight over, the actions, omissions or behaviour that gave rise to that censure or detrimental impact;
(vii)
a breach by the Participant of any restrictive, confidentiality or non-disparagement covenants or other similar undertakings, whether contained in the Participant’s employment contract and/or settlement agreement and/or any other agreement between the Participant and a Group Member; or

(viii)
the Company or entities representing a material proportion of the Group becomes insolvent or otherwise suffers a corporate failure so that ordinary shares in the Company cease to have material value, provided that the Committee determines, following an appropriate review of accountability, that the Participant should be held responsible (in whole or in part) for that insolvency or failure.
5.2.2.
References to Group Members include references to former Group Members.
5.3.
Malus
5.3.1.
The Committee may, in its absolute discretion, at any time during the Recovery Period:
(i)
cancel, or reduce the number of Shares subject to, an Award, or reduce the cash value of an Award; and/or
(ii)
impose additional conditions on an Award.
5.3.2.
If an Award is cancelled or reduced in accordance with rule 5.3.1, that Award will be treated (to the relevant extent) as having lapsed.
5.3.3.
The Company must notify the Participant as soon as reasonably practicable after the Committee has taken any action in accordance with rule 5.3.1.
5.4.
Clawback
5.4.1.
Subject to 5.4.2, the Committee may, in its absolute discretion, at any time during the Recovery Period require the Participant to transfer to the Company (or the trustee of any EBT, if required by the Company):
(i)
all or some of the Shares acquired under the Award; or
(ii)
a cash payment in respect of all or some of the Shares acquired under the Award.
5.4.2.
Where the beneficial interest of Shares is transferred to a Participant on the Vesting of an Award, with the legal title to those Shares being held by the trustee of an EBT (or by another nominee) as nominee on behalf of the Participant, instead of exercising its rights under rule 5.4.2, the Committee may, in its absolute discretion, at any time during the Recovery Period, require the Participate to transfer the beneficial interest which they hold in all or some of the Shares acquired under the Award to such recipient as the Committee may determine.
5.4.3.
In determining the number of Shares to be transferred and/or the cash payment to be made in accordance with rule 5.4.1 or the number of Shares in respect of which beneficial interest is to be transferred in accordance with rule 5.4.2, the Committee will take into account the amount of tax and social security contributions actually paid (or due to be paid) by the Participant in respect of the acquisition of the relevant Shares under the Award and whether, in its opinion, the Participant can claim relief from any such tax and social security contributions.

5.5.
Recovery mechanisms
5.5.1.
In place of requiring the Participant to take the action referred to in rule 5.4, the Committee may, in its absolute discretion, during the Recovery Period:
(i)
reduce the amount of any future payments in connection with the Plan or under discretionary bonus plans or other incentive arrangements;
(ii)
reduce the number of Shares or the cash value that would become available to the relevant Participant upon the vesting of any unvested award granted under any employee share plan operated by the Company or any Group Member and held by the relevant Participant; and/or
(iii)
reduce the number of shares over which a vested but unexercised share award granted under any employee share plan operated by the Company or any Group Member and held by the relevant Participant may be exercised, on such basis that the Committee considers in its absolute discretion to be fair, reasonable and proportionate.

5.5.2.
The Committee may take any action referred to in rule 5.3.1 to give effect to the operation of any withholding or recovery provisions similar to this rule 5 in any employee share plan operated by the Company or any Group Member, discretionary bonus plan or other incentive arrangement operated by a Group Member.
6.
Leaving the Group
6.1.
General rule on leaving employment
6.1.1.
Subject to any further terms specified on grant of an Award, unvested Awards will lapse on the date the Participant ceases to be an employee of the Group unless rule 6.2 or 6.3 applies.
6.1.2.
If a Participant ceases to be an employee of the Group in connection with a Summary Dismissal, all the Participant’s Awards (whether Vested or not) lapse.
6.2.
Leaving as a “good leaver” - Unvested Awards

Annual Bonus and Long-Term Incentive Awards

6.2.1.
In respect of an Annual Bonus or a Long-Term Incentive Award, if a Participant ceases to be an employee of the Group because of:
(i)
ill-health, injury or disability, in each case evidenced to the satisfaction of the Committee;
(ii)
retirement with the agreement of the Committee;
(iii)
the Participant’s employing company ceasing to be under the Control of the Company;
(iv)
a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Group Member; or
(v)
any other reason, at the discretion of the Committee,

then an Unvested Award will, subject to rules 6.2.2, 6.2.4, 6.3 and 8, Vest on the date determined in accordance with rule 3.1 to the extent determined in accordance with rule 3.3. Any such Awards will be satisfied in cash if so required by rule 4.4.3.

6.2.2.
If a Participant ceases to be an employee of the Group for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v), the Committee may, in its absolute discretion, determine that an Unvested Annual Bonus or a Long-Term Incentive Award will Vest on the date of the Participant’s cessation of employment (or such other date before the Expected Vesting Date as the Committee may determine) to the extent determined in accordance with rule 3.3. Any such Awards will be satisfied in cash if so required by rule 4.4.3.
6.2.3.
Where the determination as to whether a Participant has ceased to be an employee of the Group for one of the reasons specified in rules 6.2.1(i) to 6.2.1(v) depends on a decision of the Committee, it may, in its absolute discretion, delay such decision until the date determined in accordance with rule 3.1 and base its decision on all relevant circumstances (including, without limitation, the achievement of any applicable Performance Conditions over the Performance Period, whether the Participant has complied with any applicable restrictive covenants and/or, if the Participant retired from the Group, whether the Participant has remained in retirement).
6.2.4.
If a Participant ceases to be an employee of the Group for one of the reasons specified in rules 6.2.1(iii) or 6.2.1(iv), the Committee may determine that an Unvested Award will not Vest under rule 6.2.1 but will be automatically exchanged under rule 9.

Retention Awards

6.2.5.
In respect of a Retention Award, if a Participant ceases to be an employee of the Group after the Retention Award Trigger Date because of:
(i)
retirement with the agreement of the Committee; or
(ii)
any other reason, at the discretion of the Committee,

then an Unvested Retention Award will, subject to rules 6.3 and 8, Vest on the date determined in accordance with rule 3.1 to the extent determined in accordance with rule 3.3. The Committee may, in its absolute discretion, determine that an Unvested Retention Award will Vest on the date of the Participant’s cessation of employment (or such other date before the Expected Vesting Date as the Committee may determine) to the extent determined in accordance with rule 3.3. Any such Awards will be satisfied in cash if so required by rule 4.4.3.

6.3.
Death
6.3.1.
If a Participant dies, an Unvested Award which is an Annual Bonus or Long-Term Incentive Award will Vest on the date of the Participant’s death to the extent determined in accordance with rule 3.3.
6.3.2.
Alternatively, the Committee may, in its absolute discretion, determine that an Unvested Award will Vest, subject to rule 8, on the date determined in accordance with rule 3.1 to the extent determined in accordance with rule 3.3.
6.3.3.
Any Awards which Vest pursuant to this rule 6.3 will be satisfied in cash if so required by rule 4.4.3.

6.4.
Meaning of “ceasing to be an employee of the Group”

For the purposes of rule 3 and this rule 6, a Participant will not be treated as ceasing to be an employee of the Group until the Participant is no longer an employee of at least one Group Member and does not recommence employment with a Group Member within 7 days, unless the Committee determines that a Participant will be treated as ceasing to be an employee of the Group on the date that the Participant gives or receives notice of termination of employment.

If a Participant ceases to be an employee of the Group but remains a director of a Group Member, the Committee may determine that, for the purposes of rule 3, that Participant will not be treated as ceasing to be an employee of the Group until that Participant also ceases to be a director of that Group Member.

7.
Adjustment of Awards
7.1.
Power to adjust

If there is:

7.1.1.
a variation of the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;
7.1.2.
a demerger (in whatever form);
7.1.3.
a special dividend or distribution; or
7.1.4.
any other transaction which will, in the Committee’s opinion, materially affect the value of Shares,

the Committee may adjust the number or class of Shares subject to an Award as it considers appropriate.

7.2.
Notice

The Company will notify Participants of any adjustment made under this rule 7 as soon as reasonably practicable thereafter.

8.
Takeovers and corporate events
8.1.
Takeovers

Subject to rule 8.3, where:

8.1.1.
a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares (other than in connection with a Qualifying Listing);
8.1.2.
a person (or a group of persons acting in concert) having obtained Control of the Company makes an offer to acquire all the Shares that person does not already own; or
8.1.3.
a court sanctions a compromise or arrangement in connection with the acquisition of Shares pursuant to which a person (or a group of persons acting in concert) obtains Control of the Company (other than in connection with a Qualifying Listing);

then an Unvested Award (excluding any Milestone Award or, if a Qualifying Listing has not yet occurred, any Retention Award) will Vest (to the extent determined in accordance with rule 3.3) on the Effective Date.

8.1.4.
For the purposes of this rule 8.1:
(i)
the “Effective Date” will be:
(a)
where rule 8.1.1 or 8.1.2 applies, the offer becoming unconditional in all respects; and
(b)
where rule 8.1.3 applies, the date that such compromise or arrangement comes into effect unless the Committee determines that an alternative date should apply, and

(ii)
“person” and “persons” shall include any bona fide third-party purchaser that is neither: (i) the legal or beneficial holder or holders of at least one per cent of the Shares as at the date on which the Plan is adopted by the Company’s board of directors; or (ii) a person or persons acquiring Shares such that the ultimate beneficial ownership of those Shares does not change.
8.2.
Winding-up, demergers or other corporate events

If a resolution is passed or an order is made for the winding-up of the Company or the Committee becomes aware that the Company is or is expected to be affected by:

8.2.1.
a variation of the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;
8.2.2.
a demerger (in whatever form);
8.2.3.
a special dividend or distribution; or
8.2.4.
any other transaction,

which, in the Committee’s opinion, would materially affect the value of Shares, the Committee may determine that an Unvested Award will Vest (to the extent determined in accordance with rule 3.3).

8.3.
Exchange

In the event that:

8.3.1.
a company (the “Acquiring Company”) is expected to obtain Control of the Company as a result of an offer referred to in rule 8.1.1 or 8.1.2 or a compromise or arrangement referred to in rule 8.1.3 (ignoring the requirements of rule 8.1.4(ii) for the purposes of this rule 8.3); and
8.3.2.
either:
(i)
substantially all the shares in the Acquiring Company are expected to be held by the same persons who immediately before the obtaining of Control of the Company were shareholders in the Company; or
(ii)
the Committee determines that Awards should be automatically exchanged,

then the Committee, with the consent of the Acquiring Company, may determine before the obtaining of such Control that an Unvested Award will not Vest under rule 8.1.3(i) and will be automatically exchanged under rule 9.

8.4.
Committee

In this rule 8, and in respect of any Vesting under this rule 8, “Committee” means those people who were members of the Committee immediately before the Effective Date.

9.
Exchange of Awards
9.1.
Timing of exchange

Where an Award is to be exchanged under rule 6.2.4 or 8.3 the exchange will take place as soon as reasonably practicable after the relevant event.

9.2.
Exchange terms

Where a Participant is granted a new award in exchange for an existing Award, the new award:

9.2.1.
must confer a right to acquire shares (or the beneficial interest in shares) in the company that employs the Participant or another body corporate associated with that employing company;
9.2.2.
must be, so far as practicable in the Committee’s opinion, equivalent to the existing Award;
9.2.3.
is treated as having been acquired at the same time as the existing Award and Vests in the same manner and at the same time;
9.2.4.
is governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the company over whose shares the new award is granted under rule 9.2.1.
10.
Terms of employment
10.1.
Scope

For the purposes of this rule 10, “Employee” means any employee of a Group Member. This rule 10 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

10.2.
Awards separate from employment contract

Nothing in the Plan rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Employee’s employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

10.3.
Employee rights

No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

10.4.
Exercise of discretion

The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour.

10.5.
Rights to compensation

No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

10.5.1.
any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
10.5.2.
any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or
10.5.3.
the operation, suspension, termination or amendment of the Plan.
10.6.
Plan participation

Participation in the Plan is permitted only on the basis that an Employee accepts all the provisions of the Plan rules, including this rule. By participating in the Plan, any Participant waives all rights under or in connection with the Plan, other than the right to acquire Shares (or a cash equivalent) subject to and in accordance with the express terms of the Plan and any Performance Conditions or other conditions applicable to their Award, in consideration for, and as a condition of, the grant of the Award.

10.7.
Third party rights

Nothing in the Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan. This does not affect any other right or remedy of a third party which may exist.

11.
General
11.1.
Rights

A Participant will not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until (where appropriate) the Participant has received the underlying Shares as a result of the Vesting of an Award.

11.2.
Transfer

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If the Participant does, whether voluntarily or involuntarily, then it will immediately lapse. This rule 11.2 does not apply to the transmission of an Award on the death of a Participant to the Participant’s personal representatives.

11.3.
Not pensionable

None of the benefits received under the Plan is pensionable.

11.4.
Committee’s decisions final and binding

The decision of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.

11.5.
Documents sent to shareholders

The Company may (but is not obliged to) send to Participants copies of any documents or notices normally sent to the holders of its Shares.

11.6.
Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

11.7.
Data protection
11.7.1.
During the Participant’s participation in the Plan, the Company will have access to and process, or authorise the processing of, personal data (as defined in the applicable Data Protection Laws) held and controlled by any Group Member and relating to employees or customers of any Group Member, or other individuals. Each Group Member will comply with the terms of any applicable Data Protection Laws, and the Company’s data protection policies issued from time to time, in relation to such data.
11.7.2.
Any Group Member and its employees and agents may from time to time hold, process and disclose Participants’ personal data in accordance with the terms of the employee share plan privacy notice, the employee privacy notice and the data protection policy in force from time to time.
11.8.
Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in Jersey or elsewhere. The Participant will be responsible for complying with any requirements the Participant needs to fulfil in order to obtain or avoid the necessity for any such consent.

11.9.
Enforceability of provisions

By accepting an Award, the Participant agrees that:

11.9.1.
the Plan rules (and in particular rule 5) are fair and reasonable for the protection of the Company's interests;
11.9.2.
if it should be found that any Plan rule is void as a result of going beyond what is fair and reasonable in all the circumstances, and if by deleting or amending part of the wording of that rule it would not be void, the rule will apply with such deletion and/or amendment as may be necessary to make it valid and enforceable; and
11.9.3.
all other Plan rules will remain in full force and effect.
11.10.
Notices
11.10.1.
Except as otherwise specified in the Plan rules, any notice or communication to be given to any person who is or will be eligible to be a Participant may be:
(i)
delivered by electronic mail and it will be deemed to have been received upon electronic confirmation of such delivery; or
(ii)
personally delivered or sent by ordinary post to the Participant’s last known address and where a notice or communication is sent by post it will be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped.

Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries will have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

11.10.2.
Any notice to be given to the Company or the trustee of any trust will be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and will be effective upon receipt. The Committee may make other arrangements to receive notices.
12.
Amending the Plan and termination
12.1.
Committee’s powers

Subject to the rest of this rule 12, the Committee may at any time amend the Plan rules and the terms of any Award in any way.

12.2.
Participant consent

If the Committee proposes an amendment to the Plan or the terms of any Award (other than a permitted alteration to the Performance Conditions or other conditions imposed under rule 1.4) which would be to the material disadvantage of Participants in respect of subsisting rights under the Plan, then:

12.2.1.
the Committee will invite each so disadvantaged Participant to indicate whether or not they approve the amendment; and
12.2.2.
such amendment will only take effect if the majority (assessed by reference to the size of affected Awards) of the Participants who respond to an invitation made in accordance with rule 12.2.1 consent to the amendment.
12.3.
Change in applicable law or regulation

Notwithstanding rule 12.2, the Committee may amend the Plan or the terms of any Award without the consent of any Participant which the Committee, in its discretion, considers necessary or desirable in connection with: (i) any changes of applicable law, regulation or guidance; or (ii) the admission of any part of the share capital of the Company or any holding company of the Company to listing on any other stock exchange. The Committee will take reasonable steps to consult with Participants in advance of any amendment which may be to the disadvantage of Participants.

12.4.
Notice

The Committee may (but is not obliged to) give written notice of any amendments made to any Participant affected.

12.5.
Overseas sub-plans

The Committee may establish further sub-plans based on the Plan but modified to take account of local tax, exchange control or securities laws in any jurisdiction.

13.
Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The courts of England and Wales will have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.